Exhibit 99.1

NeoGenomics Reports Revenue of $87 Million
in the Second Quarter amid COVID-19 Pandemic

Second-Quarter 2020 Results and Highlights:

•Consolidated revenue decreased 14% to $87 million
•Clinical Services revenue decreased 17% to $74 million
•Pharma Services revenue increased 3% to $13 million
•Pharma Services backlog increased 63% to $173 million
•Financial position strengthened with $322 million net convertible note and equity offerings
•Test menu expanded with suite of solid tumor liquid biopsy tests
•Strategic collaboration and minority investment in Inivata established
•High-capacity COVID-19 testing lab operationalized

Fort Myers, Florida (July 28, 2020) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced its second-quarter results for the period ended June 30, 2020.
“As expected, second quarter financial results were challenging due to the global COVID-19 crisis, which reduced both revenue and earnings,” said Douglas M. VanOort, Chairman and CEO of NeoGenomics.
“Even in the midst of this pandemic, we made several strategic moves and invested in our business. We fortified our balance sheet with a successful offering of both common stock and convertible securities, we strategically invested in Inivata for access to liquid biopsy and minimal residual disease testing capabilities, we launched a suite of liquid biopsy tests, we moved forward with investments to further globalize our Pharma Services business, and we built and operationalized a high-capacity COVID-19 testing laboratory. We believe these investments will deliver both near-term and long-term growth, and that we exited the second quarter in a stronger competitive position for the future.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2020 was $87 million, a decrease of 14% over the same period in 2019. Clinical Services revenue decreased year-over-year by 17% to $74 million driven by a clinical test volume(1) decrease of 18%. Average revenue per clinical test (“revenue per test”) remained stable at $351. Pharma Services revenue grew by 3% to $13 million compared to the second quarter of 2019, primarily due to the January 10, 2020 acquisition of the Oncology Division assets of Human Longevity, Inc. (“HLI - Oncology”). While disruptions in volume stemming from the COVID-19 pandemic reduced growth in both Divisions, there was steady improvement throughout the quarter.
Gross profit was $28.0 million, a decline of 42.8%, compared to the second quarter of 2019. This reduction was the result of the combined effect of lower test volume due to the impact of the COVID-19 pandemic and our decision to retain employees.
Operating expenses increased by $2 million, or 5%, compared to the second quarter of 2019, reflecting investments in informatics, growth initiatives and costs associated with the integration of HLI - Oncology.

Net loss for the quarter was $7 million compared to net income of $2 million for the second quarter of 2019.
Adjusted EBITDA(2) was negative $7 million for the quarter compared to positive $15 million in the second quarter of 2019. Adjusted Net (Loss) Income(2) was a loss of $4 million compared to income of $7 million in the second quarter of 2019.
Cash and cash equivalents, including restricted cash, was $331 million and days sales outstanding (“DSO”) was 92 days at the end of the second quarter of 2020 due to the impact of COVID-19 and the distribution of revenue.
____________________

(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 Polymerase Chain Reaction (“PCR”) tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss their first quarter results on Tuesday, July 28, 2020 at 8:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on August 11, 2020, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 35578. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 08:30 AM EDT on October 28, 2020.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad, Fresno and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2020. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:
NeoGenomics, Inc.
William Bonello
Director, Investor Relations
(239) 690-4238 (w)
(239) 284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Cash and cash equivalents	$295,281	$173,016
Accounts receivable, net	87,766	94,242
Inventories	21,627	14,405
Other current assets	14,326	9,075
Total current assets	419,000	290,738
Property and equipment (net of accumulated depreciation of $80,143 and $68,809 respectively)	83,969	64,188
Operating lease right-of-use assets	47,554	26,492
Intangible assets, net	125,821	126,640
Goodwill	210,833	198,601
Restricted cash, non-current	36,030	—
Prepaid lease asset	6,084	—
Investment in non-consolidated affiliate	13,137	—
Other assets	3,057	2,847
TOTAL ASSETS	$945,485	$709,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$52,746	$50,091
Short-term portion of financing obligations	4,458	10,432
Short-term portion of operating leases	4,496	3,381
Total current liabilities	61,700	63,904

Long-term portion of financing obligations	1,911	95,028
Long-term portion of operating leases	44,524	24,034
Convertible senior notes, net	164,544	—
Deferred income tax liability, net	15,422	15,566
Other long-term liabilities	3,155	3,566
Total long-term liabilities	229,556	138,194
TOTAL LIABILITIES	$291,256	$202,098

TOTAL STOCKHOLDERS’ EQUITY	$654,229	$507,408
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$945,485	$709,506

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
NET REVENUE:
Clinical Services	$73,884	$88,982	$166,866	$175,192
Pharma Services	13,093	12,731	26,141	22,098
Total revenue	86,977	101,713	193,007	197,290

COST OF REVENUE	58,971	52,747	118,632	101,209

GROSS PROFIT	28,006	48,966	74,375	96,081
Operating expenses:
General and administrative	34,613	29,577	70,957	61,719
Research and development	2,105	2,587	4,165	3,796
Sales and marketing	10,195	12,324	23,453	23,540
Total operating expenses	46,913	44,488	98,575	89,055
(LOSS) INCOME FROM OPERATIONS	(18,907)	4,478	(24,200)	7,026
Interest expense, net	1,548	1,304	2,367	3,130
Other (income) expense, net	(7,405)	(10)	(7,628)	5,159
Loss on extinguishment of debt	1,400	1,018	1,400	1,018
Loss on termination of cash flow hedge	3,506	—	3,506	—
(Loss) income before taxes	(17,956)	2,166	(23,845)	(2,281)
Income tax (benefit) expense	(11,132)	175	(10,043)	(1,848)
NET (LOSS) INCOME	$(6,824)	$1,991	$(13,802)	$(433)

NET (LOSS) INCOME PER SHARE
Basic	$(0.06)	$0.02	$(0.13)	$0.00
Diluted	$(0.06)	$0.02	$(0.13)	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	107,887	98,297	106,209	96,734
Diluted	107,887	102,336	106,209	96,734

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,802)	$(433)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,177	10,352
Loss on disposal of assets	263	404
Loss on debt extinguishment	1,400	1,018
Loss on termination of cash flow hedge	3,506	—
Amortization of intangibles	4,919	5,102
Amortization of debt issue costs	112	250
Amortization of convertible debt discount	864	—
Non-cash stock-based compensation	4,821	4,452
Non-cash operating lease expense	4,113	2,218
Changes in assets and liabilities, net	(23,424)	(21,987)
Net cash (used in) provided by operating activities	$(5,051)	$1,376
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(9,734)	(6,637)
Business acquisition	(37,000)	—
Acquisition working capital adjustment	—	399
Investment in non-consolidated affiliate	(13,137)	—
Net cash used in investing activities	$(59,871)	$(6,238)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of revolving credit facility	—	(5,000)
Repayment of equipment financing obligations	(3,059)	(3,644)
Proceeds from term loan	—	100,000
Repayment of term loan	(97,540)	(96,750)
Cash flow hedge termination	(3,317)	—
Payments of debt issuance costs	—	(954)
Issuance of common stock, net	5,469	8,061
Proceeds from issuance of convertible debt, net of issuance costs	194,376	—
Proceeds from equity offering, net	127,288	160,774
Net cash provided by financing activities	$223,217	$162,487
Net change in cash, cash equivalents and restricted cash	$158,295	$157,625

Cash, cash equivalents and restricted cash, beginning of period	173,016	9,811
Cash, cash equivalents and restricted cash, end of period	$331,311	$167,436

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$295,281	$167,436
Restricted cash, non-current	36,030	—
Total cash, cash equivalents and restricted cash	$331,311	$167,436

Use of Non-GAAP Financial Measures
The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) and other significant non-recurring or non-operating (income) or expenses, including any debt financing costs.

Non-GAAP Adjusted Net (Loss) Income

“Adjusted Net (Loss) Income” is defined by NeoGenomics as net (loss) income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) non-cash impairments of intangible assets, (v) and other significant non-recurring or non-operating (income) or expenses, including any debt financing costs.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net (loss) income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income (GAAP)	$(6,824)	$1,991	$(13,802)	$(433)
Adjustments to net (loss) income:
Interest expense, net	1,548	1,304	2,367	3,130
Income tax (benefit) expense	(11,132)	175	(10,043)	(1,848)
Amortization of intangibles	2,467	2,543	4,919	5,102
Depreciation	5,937	5,081	12,177	10,352
EBITDA (non-GAAP)	$(8,004)	$11,094	$(4,382)	$16,303
Further adjustments to EBITDA:
Acquisition and integration related expenses	110	512	1,406	1,778
Other significant non-recurring (income) expenses (3)	(1,965)	1,018	(1,996)	6,163
Non-cash stock-based compensation expense	2,635	2,313	4,821	4,452
Adjusted EBITDA (non-GAAP)	$(7,224)	$14,937	$(151)	$28,696

(3) Other significant non-recurring expenses includes reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees and other non-recurring items.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net (Loss) Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income (GAAP)	$(6,824)	$1,991	$(13,802)	$(433)
Adjustments to net (loss) income, net of tax:
Amortization of intangibles	1,949	2,009	3,886	4,031
Non-cash stock-based compensation expense	2,202	2,019	4,049	3,978
Acquisition and integration related expenses	87	405	1,111	1,405
Other significant non-recurring (income) expenses (4)	(1,553)	804	(1,577)	4,869
Adjusted net (loss) income (non-GAAP)	$(4,139)	$7,228	$(6,333)	$13,850

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.06)	$0.02	$(0.13)	$0.00
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.02	0.02	0.04	0.04
Non-cash stock-based compensation expense	0.02	0.02	0.04	0.04
Acquisition and integration related expenses	—	—	0.01	0.01
Other significant non-recurring (income) expenses (4)	(0.01)	0.01	(0.01)	0.05
Rounding and impact of stock options in adjusted diluted shares in net loss periods (5)	(0.01)	—	(0.01)	—
Adjusted diluted EPS (non-GAAP)	$(0.04)	$0.07	$(0.06)	$0.14

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	107,887	102,336	106,209	96,734
Options and restricted stock not included in GAAP diluted shares (using treasury stock method)	—	—	—	3,664
Adjusted diluted shares outstanding (non-GAAP)	107,887	102,336	106,209	100,398

(4) Other significant non-recurring expenses includes reimbursements received related to the CARES Act, cash flow hedge termination fees, debt retirement fees and other non-recurring items.

(5) This adjustment is for rounding and, in those periods in which there is a net loss, will also compensate for the effects of the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, which are not included in GAAP Diluted Shares outstanding.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Clinical Services:
Clinical Revenue	$73,884	$88,982	(17.0)%	$166,866	$175,192	(4.8)%
Cost of revenue	48,757	46,380	5.1%	97,680	89,031	9.7%
Gross profit	$25,127	$42,602	(41.0)%	$69,186	$86,161	(19.7)%
Gross margin	34.0%	47.9%		41.5%	49.2%

Pharma Services:
Pharma Revenue	$13,093	$12,731	2.8%	$26,141	$22,098	18.3%
Cost of revenue	10,214	6,367	60.4%	20,952	12,178	72.0%
Gross profit	$2,879	$6,364	(54.8)%	$5,189	$9,920	(47.7)%
Gross margin	22.0%	50.0%		19.9%	44.9%

Supplemental Information
Clinical (6) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Clinical Services:
Requisitions (cases) received	114,413	144,983	(21.1)%	258,732	282,094	(8.3)%
Number of tests performed	204,844	250,330	(18.2)%	455,220	484,647	(6.1)%
Average number of tests/requisitions	1.79	1.73	3.5%	1.76	1.72	2.3%

Average revenue/requisition	$629	$614	2.4%	$637	$621	2.6%
Average revenue/test	$351	$355	(1.1)%	$362	$361	0.3%

Average cost/requisition	$414	$320	29.4%	$372	$316	17.7%
Average cost/test	$231	$185	24.9%	$211	$184	14.7%

(6) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.